Exhibit 10.4

AMENDMENT TO

  PHARMA-BIO SERV, INC.

  2005 Long-Term Incentive Plan

WHEREAS, Pharma-Bio Serv, Inc. (the “Company”) currently maintains and sponsors the Pharma-Bio Serv, Inc. 2005 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, Section 12 of the Plan provides that the Board may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as set forth herein; and

NOW, THEREFORE, effective January 1, 2014, the following amendment to the Plan is hereby adopted:

1.           Section 4(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“On each 10th day of January of each year, commencing with the 2014 calendar year, each person who is an Independent Director on such date shall automatically be granted a Non-Qualified Stock Option to purchase twenty thousand (20,000) shares of Stock (or such lesser number of shares of Stock as remain available for grant at such date under the Plan, divided by the number of Independent Directors at such date).  Such Stock Options shall be exercisable at a price per share equal to the greater of the Fair Market Value on the date of grant or the par value of one share of Stock.  The Non-Qualified Stock Options granted pursuant to this Section 4(b) and pursuant to Sections 4(c) and 4(d) of the Plan shall become exercisable cumulatively as to fifty percent (50%) of the shares subject thereto six months from the date of grant and as to the remaining fifty percent (50%), eighteen months from the date of grant, and shall expire on the earlier of (i) five years from the date of grant, or (ii) seven (7) months from the date such Independent Director ceases to be a director if such Independent Director ceases to be a director other than as a result of his death or Disability.  The provisions of this Section 4(b) and said Section 4(c) may not be amended more than one (1) time in any six (6) month period other than to comply with changes in the Code or the Employee Retirement Income Security Act (“ERISA”) or the rules thereunder.”

2.           Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

[Signatures on the Next Page]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 14th day of March 2014, on behalf of the Company.

PHARMA-BIO SERV, INC.

By:	/s/ Pedro J. Lasanta
Name: Pedro J. Lasanta
Title: (Principal financial and accounting officer)